Exhibit 4.1

SUBSCRIPTION RIGHTS CERTIFICATE #:

THIS OFFER EXPIRES AT 5:00 P.M.,

NEW YORK CITY TIME, ON JUNE 14, 2023*

OXFORD SQUARE CAPITAL CORP.

SUBSCRIPTION RIGHTS FOR COMMON STOCK

REGISTERED

OWNER:

Each registered holder of this Subscription Rights Certificate (a “Rights Holder”) is entitled to the number of transferable subscription rights (each, a “Right”) to subscribe for the number of shares of common stock, par value $0.01 per share (“Common Stock”), of Oxford Square Capital Corp., a Maryland corporation (the “Company”), as specified herein, on the terms and subject to the conditions set forth in the Company’s prospectus supplement, dated May 24, 2023, as amended and supplemented from time to time, and the accompanying prospectus, dated September 26, 2022 (collectively, the “Prospectus”), which are incorporated herein by reference. Pursuant to the rights offering described in the Prospectus (the “Offering”), each stockholder owning Common Stock of the Company as of 5:00 p.m., New York City time, on May 23, 2023 (such date, the “Record Date” and, such stockholder, a “Record Date Stockholder”) is entitled to receive one Right for each three outstanding shares of Common Stock owned on the Record Date. The Company will not issue any fractional Rights. Each Rights Holder is entitled to subscribe for one new share of Common Stock for each Right held by such Rights Holder (the “Primary Subscription”) at the subscription price (the “Subscription Price”), to be calculated as described in the Prospectus. The Rights may be exercised at any time during the subscription period, which commences on May 24, 2023 and ends at 5:00 p.m., New York City time, on June 14, 2023, unless extended by the Company in its sole discretion (the “Expiration Date”). Set forth below is the number of Rights evidenced by this Subscription Rights Certificate that the Rights Holder is entitled to exercise pursuant to the Primary Subscription.

If any shares of Common Stock available for purchase in the Offering are not subscribed for by Rights Holders pursuant to the Primary Subscription (“Remaining Shares”), a Rights Holder that has exercised fully its Rights pursuant to the Primary Subscription is entitled to subscribe for a number of Remaining Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to pro-ration. We refer to these over-subscription privileges as the “Over-Subscription Privilege.”

THE RIGHTS ARE TRANSFERABLE

The Rights are transferable and are listed on the Nasdaq Global Select Market under the symbol “OXSQR” until and including June 14, 2023 (or, if the Offering is extended, until and including the extended Expiration Date).

Control No:

Cusip No.: 69181V 115

Rights Represented by this Subscription Rights Certificate:

Maximum Shares Available for Purchase Pursuant to the Primary Subscription:

THE OFFERING IS TERMINABLE BY THE COMPANY

The Company has the ability to terminate the Offering at any time prior to delivery of the Rights or the shares of Common Stock to be issued pursuant to the Offering by giving oral or written notice thereof to the Subscription Agent and making a public announcement thereof.

ESTIMATED SUBSCRIPTION PRICE

The estimated subscription price (the “Estimated Subscription Price”) is $2.87 per share of Common Stock. See also “Method of Exercise of Rights” below. The Estimated Subscription price is based on 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the Nasdaq Global Select Market for the five consecutive trading days preceding May 16, 2023.

THE SUBSCRIPTION PRICE

The Subscription Price for the shares of Common Stock to be issued pursuant to the Offering will be the greater of (1) 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the Nasdaq Global Select Market for the five consecutive trading days preceding June 14, 2023 and (2) 95.0% of our last reported net asset value.

SAMPLE CALCULATION FOR A RECORD DATE STOCKHOLDER WHO OWNS 100 SHARES

PRIMARY SUBSCRIPTION RIGHT (1-FOR-3)

No. of shares held on the Record Date: 100 ÷ 3 = 33 Rights

(1 Right for every 3 shares of Common Stock held on the Record Date)

No. of shares of Common Stock issued assuming full exercise of Primary Subscription:

33 Rights × 1 share per Right = 33 new shares of Common Stock

Total payment based on the Estimated Subscription Price: 33 shares × $2.87 = $94.71

METHOD OF EXERCISE OF RIGHTS

To exercise your Rights, Computershare Trust Company, N.A. (the “Subscription Agent”) must receive, in the manner specified herein, at or prior to 5:00 p.m., New York City Time, on June 14, 2023, unless extended by the Company in its sole discretion, either (A) a properly completed and duly executed Subscription Rights Certificate and a wire or check payable to “Computershare Trust Company, N.A.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege multiplied by the Estimated Subscription Price; or (B) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and duly executed Subscription Rights Certificate (which certificate must then be delivered at or prior to 5:00 p.m., New York City time, on the second business day after the Expiration Date or, if the Offering is extended, at or prior to 5:00 p.m., New York City time, on the second business day after the extended Expiration Date) and (ii) a wire or check payable to “Computershare Trust Company, N.A.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege multiplied by the Estimated Subscription Price (which payment must be delivered at or prior to 5:00 p.m., New York City time, on the Expiration Date). Payment must be made in U.S. dollars.

The method of delivery of this Subscription Rights Certificate and the payment of the Estimated Subscription Price and, if required, any additional payment is at the election and risk of the Rights Holder, but if sent by mail it is recommended that the Subscription Rights Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date, as it may be extended. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of wire.

If delivering payment by wire, Rights Holders should direct payment of immediately available funds to the following wire instructions:

Routing number: 026009593
International/Swift code: BOFAUS3N
Bank: Bank of America
Beneficiary Account Name: CINC AAF Rights Offering C
Account Number: 4426226545
Reference: Oxford Rights Offering and Computershare Account Number

If delivering by mail or overnight courier, Rights Holders should direct their Subscription Rights Certificates and payments to the following address:

By mail:	By overnight courier:
Computershare Attn: Voluntary Corporate Actions, COY: TICC P.O. Box 43011 Providence, RI 02940-3011	Computershare Attn: Voluntary Corporate Actions, COY: TICC 150 Royall Street, Suite V Canton, MA 02021

Because Rights Holders must only pay the Estimated Subscription Price per share to exercise their Rights pursuant to the Offering and the Subscription Price may be higher or lower than the Estimated Subscription Price (and because a Rights Holder may not receive all the shares for which they subscribe pursuant to the Over-Subscription Privilege), Rights Holders may receive a refund or be required to pay an additional amount equal to the difference between the Estimated Subscription Price and the Subscription Price, multiplied by the total number of shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any additional payment required from a Rights Holder must be received by the Subscription Agent within ten business days after the confirmation date in order to receive all the shares of Common Stock subscribed for. Any excess payment to be refunded by the Company to a Rights Holder will be mailed by the Subscription Agent as promptly as practicable. No interest will be paid on any amounts refunded.

Stock certificates will not be issued for shares of the Company’s Common Stock sold in the Offering. Stockholders who are record owners will have the shares they acquire credited to their account with the Company’s transfer agent. Participants in the Company’s dividend reinvestment plan will have any shares that they acquire pursuant to the Offering credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by Cede & Co. (“Cede”) or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee holder.

A Rights Holder exercising Rights will have no right to rescind their subscription after receipt of their completed Subscription Rights Certificate together with payment for shares or a Notice of Guaranteed Delivery by the Subscription Agent. Rights may be transferred in the same manner and with the same effect as with a negotiable instrument payable to specific persons, by duly completing this Subscription Rights Certificate. Rights Holders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights, they may not receive a new Subscription Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby.

To subscribe for shares of Common Stock pursuant to the Primary Subscription, please complete lines “A” and “C” and Section 1 below. To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please complete lines “A,” “B,” and “C” and Section 1 below. If you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you, complete line “D” below. If you want some or all of your unexercised rights transferred to a designated transferee, or to a bank or broker to sell for you, complete line “E” and Section 2 below.

FOR INSTRUCTIONS ON THE USE OF THE SUBSCRIPTION RIGHTS CERTIFICATE, OR FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, ALLIANCE ADVISORS, LLC, TOLL-FREE AT (888) 490-5078 OR VIA EMAIL AT OXSQ@ALLIANCEADVISORS.COM.

A.  Primary Subscription

 ___________ ×       $2.87 = $
(No. of Shares) (Estimated Subscription Price)

B.  Over-Subscription Privilege*

 ___________ ×       $2.87 = $
(No. of Shares) (Estimated Subscription Price)

C.  Total Amount Enclosed = $

*The Over-Subscription Privilege may only be exercised if the Primary Subscription is exercised in full.

D. ☐ Deliver a certificate representing ______________________ unexercised Rights.

E. ☐ Transfer ______________________ Rights to the transferee designated in Section 2.

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B above upon the terms and conditions specified in the Prospectus and incorporated by reference herein. I understand and agree that I will be obligated to pay an additional amount if the Subscription Price as determined on the Expiration Date, as it may be extended, is in excess of the Estimated Subscription Price. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

______________________________________________

Signature(s) of Subscriber(s)

______________________________________________

Address for delivery of certificate representing unexercised Rights

If permanent change of address, check here ☐

Daytime telephone number (            )

Evening telephone number (            )

Email address:                                                                      ]

SECTION 2. TO TRANSFER RIGHTS (Per Line E): For
value received, __________________________ of the Rights represented by this Subscription Certificate are assigned to:

______________________________________________

(Print full name of Assignee and Social Security Number)

______________________________________________

(Print full address)

______________________________________________

(Signature(s) of Assignor(s))

The signature(s) on the Subscription Rights Certificate must correspond with the name(s) of the registered holder(s) exactly as it appears on the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign the Subscription Rights Certificate in accordance with the foregoing. If you sign the Subscription Rights Certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

The signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.
Signature (name of bank or firm):

_______________________________

Guaranteed by (signature/title):

_______________________________

Please complete all applicable information and return to:

By mail:	By overnight courier:
Computershare Attn: Voluntary Corporate Actions, COY: TICC P.O. Box 43011 Providence, RI 02940-3011	Computershare Attn: Voluntary Corporate Actions, COY: TICC 150 Royall Street, Suite V Canton, MA 02021

Any questions regarding this Subscription Rights Certificate and the Offering may be directed to the Information Agent, Alliance Advisors, LLC, toll free at (888) 490-5078 or via email at oxsq@allianceadvisors.com.

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.